As Filed With the Securities and Exchange Commission on October 26, 2001
                                    Registration Statement No. ______________
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                    BION ENVIRONMENTAL TECHNOLOGIES, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


                 Colorado                             84-1176672
      ---------------------------------    ---------------------------------
       (State or other jurisdiction        (IRS Employer Identification No.)
      of incorporation or organization)


                      18 East 50th Street, 10th Floor
                          New York, New York 10022
                               (212) 758-6622
   ------------------------------------------------------------------------
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)


           Bion Environmental Technologies, Inc. 2001 Incentive Plan
           ---------------------------------------------------------
                             (Full Title of Plan)

                   David Mitchell, Chairman of the Board
                      18 East 50th Street, 10th Floor
                        New York, New York 10022
                             (212) 758-6622
             ---------------------------------------------------------
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                Copy To:
                        STANLEY F. FREEDMAN, ESQ.
                     Krys Boyle Freedman & Sawyer, P.C.
                 600 Seventeenth Street, Suite 2700 South
                       Denver, Colorado  80202-5427

                       CALCULATION OF REGISTRATION FEE
=============================================================================
                                         Proposed    Proposed
                                         Maximum     Maximum
                            Amount       Offering    Aggregate   Amount of
Title of Securities         to be        Price Per   Offering    Registration
Registered                  Registered   Share (1)   Price (1)   Fee
-----------------------------------------------------------------------------

Common Stock, no par value  1,500,000    $0.85       $1,275,000  $318.75

=============================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The registration fee is based on the exercise price of outstanding options as to 70,000 shares and based on the average of the closing bid and ask prices of the Registrant's Common Stock on October 24, 2001, as reported on the OTC Bulletin Board as to the remaining 1,430,000 shares.

                                 PART I
          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees and/or nonemployee directors, as appropriate, as specified by Rule 428(b)(1), and are not being filed with the Commission, either as part of this Registration Statement or as Prospectuses or Prospectus Supplements pursuant to Rule 424 and in accordance with the instructions to Part I. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, shall constitute a Prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                  PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The documents listed below in paragraphs (1) through (3) of this Item hereby are incorporated by reference in this Registration Statement. In addition, all documents hereafter filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(1)  Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.

(2) Amendment on Form 10-KSB/A to the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.

(3)  Current Report on Form 8-K dated September 6, 2001.

(4)  Description of Registrant's Common Stock, no par value, as set forth in
     Item 11 of Registrant's Registration Statement on Form 10, as filed with the Commission on June 5, 1991.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Members of the law firm of Krys Boyle Freedman & Sawyer, P.C. (which firm is providing an opinion with respect to the legality of the shares included in this Registration Statement) have beneficial ownership of an aggregate of approximately 120,000 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     The Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and reasonable expenses (including attorneys' fees) incurred in connection with any threatened, pending or completed action, suit

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
or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the Corporation, if such person acted in good faith and reasonably believed that his conduct in his official capacity with the Corporation was in the best interests of the Corporation (or, with respect to employee benefit plans, was in the best interests of the participants in or beneficiaries of the plan), and in all other cases his conduct was at least not opposed to the Corporation's best interests. In the case of a criminal proceeding, the director, officer, employee or agent must have had no reasonable cause to believe his conduct was unlawful. The Corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the Corporation if such person is adjudged liable to the Corporation, or in a proceeding in which such person is adjudged liable for receipt of an improper personal benefit. Unless limited by the Corporation's Articles of Incorporation, the Corporation shall be required to indemnify a director or officer of the Corporation who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding. The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under applicable law, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

     The Corporation's Articles of Incorporation and Bylaws generally provide for indemnification of directors, officers, employees and agents to the fullest extent allowed by law.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

  Exhibit
  Number              Description                        Location

   4.1     Articles of Incorporation        Previously filed and incorporated
                                            herein by reference

   4.2     Bylaws                           Previously filed and incorporated
                                            herein by reference

   5.1     Opinion of Krys Boyle            Filed electronically herewith
           Freedman & Sawyer, P.C.

   23.1    Consent of Krys Boyle            Contained in Exhibit 5.1
           Freedman & Sawyer, P.C.

   23.2    Consent of BDO Seidman, LLP,     Filed electronically herewith
           Certified Public Accountants






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
Item 9.     Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.









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
                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 26, 2001.

                              BION ENVIRONMENTAL TECHNOLOGIES, INC.


                              By:  /s/ David J. Mitchell
                                   --------------------------------------
                                   David J. Mitchell, Chief Executive
                                   Officer, President and Chairman
                                   (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date(s) indicated.

     Signatures                       Title                     Date



/s/ David J. Mitchell
--------------------------    Chief Executive Officer,      October 26, 2001
David J. Mitchell             President and Chairman

/s/ David Fuller
--------------------------    Principal Accounting Officer  October 26, 2001
David Fuller

/s/ Mark A. Smith
--------------------------    Secretary and Director        October 26, 2001
Mark A. Smith

/s/ Jere Northrop
--------------------------    Chief Technical Officer       October 26, 2001
Jere Northrop                 and Director

/s/ Salvatore J. Zizza
--------------------------    Director                      October 26, 2001
Salvatore J. Zizza


--------------------------    Director                      October __, 2001
Andrew G. Gould

/s/ Joseph R. Wright, Jr.
--------------------------    Director                      October 26, 2001
Joseph R. Wright, Jr.


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